UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SYNAPTICS INCORPORATED
(Name of Registrant as Specified in Its Charter)

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The following is the cover page of the definitive proxy statement that was first mailed to the stockholders of Synaptics Incorporated (“Synaptics”) on or about October 19, 2026, in connection with the pending acquisition of Synaptics by ON Semiconductor Corporation:

synaptics | onsemi

onsemi to Acquire Synaptics to Enable the Next Generation of Intelligent Systems for Physical AI

VOTE TODAY!
YOUR VOTE IS IMPORTANT TO SUPPORT THE MERGER.
All-Cash Transaction
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synaptics | onsemi

Transaction Details

Synaptics Shareholders Will Receive

$123.00

for each share of Synaptics common stock held at closing

Synaptics board of directors unanimously recommends voting

"FOR"

all proposals

Expected to Close

Mid – 2027

Subject to approval by Synaptics stockholders, receipt of required regulatory approvals, and other customary closing conditions

VOTE NOW!
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www.virtualshareholdermeeting.com/SYNA2026SM